Exhibit 99.2

GLOBAL VISION HOLDINGS, INC.

2012 Equity Incentive Plan

Stock Option Award Agreement

Award No.	2013-2

Name of Participant: James Wong

You are hereby awarded this stock option (the “Option”) to purchase Shares of Global Vision Holdings, Inc.’s (the “Company”), subject to the terms and conditions set forth in this Stock Option Award Agreement (the “Award Agreement”) and in the Company’s 2012 Equity Incentive Plan (the “Plan”). Terms below that begin with capital letters have the special meaning set forth in the Plan (or in this Award Agreement, if defined herein).

This Award is conditioned on your execution of this Award Agreement within twenty (20) days after the Grant Date specified in Section 1 below. By executing this Award Agreement, you will be irrevocably agreeing that all of your rights under this Award will be determined solely and exclusively by reference to the terms and conditions of the Plan, subject to the provisions set forth below. As a result, you should not execute this Award Agreement until you have (i) carefully considered the terms and conditions of the Plan and this Award (including all of the attached Exhibits), and (ii) consulted with your personal legal and tax advisors about all of these documents.

1. Specific Terms. Your Option has the following terms:

Type of Option: ISO

Grant Date: January 29, 2013

Number of Shares subject to this Award: 500,000

Exercise Price: $0.50

Total Exercise Price: $250,000

Vesting:	Your Award will vest as follows:

	Vesting Date	Number of Shares Vesting on Vesting Date
	January 29, 2014	500,000 (100%)

Expiration Date:	January 29, 2018

Recapture and Recoupment:	Section 13 of the Plan shall apply re Termination, Rescission, and Recapture of this Award.

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2. Manner of Exercise. This Option shall be exercised in the manner set forth in the Plan. The amount of Shares for which this Option may be exercised is cumulative; that is, if you fail to exercise this Option for all of the Shares vested under this Option during any period set forth above, then any Shares subject hereto that are not exercised during such period may be exercised during any subsequent period, until the expiration or termination of this Option pursuant to Sections 1 and 4 of this Award Agreement and the terms of the Plan. Fractional Shares may not be purchased.

3. Special ISO Provisions. If designated as an ISO, this Option shall be treated as an ISO to the extent allowable under Section 422 of the Code, and shall otherwise be treated as a Non-ISO. If you sell or otherwise dispose of Shares acquired upon the exercise of an ISO within 1 year from the date such Shares were acquired or 2 years from the Grant Date, you agree to deliver a written report to the Company within 10 days following the sale or other disposition of such Shares detailing the net proceeds of such sale or disposition.

4. Termination of Continuous Service. If your Continuous Service with the Company is terminated for any reason, this Option shall terminate on the date on which you cease to have any right to exercise the Option pursuant to the terms and conditions set forth in Section 5 of the Plan.

5. Designation of Beneficiary. Notwithstanding anything to the contrary contained herein or in the Plan, following the execution of this Award Agreement, you may expressly designate a death beneficiary (the “Beneficiary”) to your interest if any, in this Award and any underlying Shares. To the extent you do not duly designate a beneficiary who survives you, your estate will automatically be your beneficiary.

6. Restrictions on Transfer of Award. Your rights under this Award Agreement may not be sold, pledged, or otherwise transferred without the prior written consent of the Committee, except as hereinafter provided.

7. Taxes. Except to the extent otherwise specifically provided in an employment or consulting agreement between you and your employer, by signing this Award Agreement, you acknowledge that you shall be solely responsible for the satisfaction of any taxes that may arise pursuant to this Award (including taxes arising under Sections 409A (regarding deferred compensation) or 4999 (regarding golden parachute excise taxes), and that neither the Company nor the Committee shall have any obligation whatsoever to pay such taxes or to otherwise indemnify or hold you harmless from any or all of such taxes. The Committee shall have the sole discretion to interpret the requirements of the Code, including Section 409A, for purposes of the Plan and this Award Agreement.

8. Not a Contract of Employment. By executing this Award, you acknowledge and agree that (i) any person who is terminated before full vesting of an award, such as the one granted to you by this Award Agreement, could claim that he or she was terminated to preclude vesting; (ii) you promise never to make such a claim; (iii) nothing in this Award Agreement or the Plan confers on you any right to continue an employment, service or consulting relationship with the Company, nor shall it affect in any way your right or the Company’s right to terminate your employment, service, or consulting relationship at any time, with or without Cause; and (iv) the Company would not have granted this Award to you but for these acknowledgements and agreements.

9. Investment Purposes. By executing this Award Agreement, you represent and warrant that any Shares issued to you pursuant to your Option will be held for investment purposes only for your own account, and not with a view to, for resale in connection with, or with an intent in participating directly or indirectly in, any distribution of such Shares within the meaning of the Securities Act of 1933, as amended.

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10. Securities Law Prospectus and Restrictions. By executing this Award Agreement you acknowledge that you have received a copy of the Plan. Regardless of whether the offering and sale of this Option or Shares under the Plan have been registered under the Securities Act of 1933, as amended (the “Securities Act”), or have been registered or qualified under the securities laws of any state, the Company at its discretion may impose restrictions upon the sale, pledge or other transfer of such Shares (including the placement of appropriate legends on stock certificates or the imposition of stop-transfer instructions) if, in the judgment of the Company, such restrictions are necessary or desirable in order to achieve compliance with the Securities Act or the securities laws of any state or any other law or to enforce the intent of this Award.

11. Headings. Section and other headings contained in this Award Agreement are for reference purposes only and are not intended to describe, interpret, define or limit the scope or intent of this Award Agreement or any provision hereof.

12. Severability. Every provision of this Award Agreement and of the Plan is intended to be severable. If any term hereof is illegal or invalid for any reason, such illegality or invalidity shall not affect the validity or legality of the remaining terms of this Award Agreement.

13. Counterparts. This Award Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

14. Notices. Any notice or communication required or permitted by any provision of this Award Agreement to be given to you shall be in writing and shall be delivered electronically, personally, or sent by certified mail, return receipt requested, addressed to you at the last address that the Company had for you on its records. Each party may, from time to time, by notice to the other party hereto, specify a new address for delivery of notices relating to this Award Agreement. Any such notice shall be deemed to be given as of the date such notice is personally or electronically delivered or properly mailed.

15. Binding Effect. Except as otherwise provided in this Award Agreement or in the Plan, every covenant, term, and provision of this Award Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legatees, legal representatives, successors, transferees, and assigns.

16. Modifications. This Award Agreement may be modified or amended at any time, in accordance with Section 18 of the Plan and provided that you must consent in writing to any modification that adversely and materially affects any rights or obligations under this Award Agreement.

17. Plan Governs. By signing this Award Agreement, you acknowledge that you have received a copy of the Plan, and that your Award Agreement is subject to all the provisions contained in the Plan, the provisions of which are made a part of this Award Agreement and your Award is subject to all interpretations, amendments, rules and regulations which from time to time may be promulgated and adopted pursuant to the Plan. In the event of a conflict between the provisions of this Award Agreement and those of the Plan, the provisions of the Plan shall control.

18. Governing Law. The laws of the Nevada shall govern the validity of this Award Agreement, the construction of its terms, and the interpretation of the rights and duties of the parties hereto.

By your acceptance of this Stock Option Grant, you agree that this option is granted under and governed by the terms and conditions of Global Vision Holdings, Inc.’s 2012 Equity Incentive Plan (as amended from time to time) and by the terms and conditions of this agreement.

GLOBL VISION HOLDINGS, INC.

By:   /s/ Glen W. Carnes

         Name: Glen W. Carnes

         Title: CEO

PARTICIPANT

The undersigned Participant hereby accepts the terms of this Award Agreement and the Plan.

Signature:    /s/ James Wong

 Printed Name of Participant:   James Wong

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